UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2013

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17263	52-1401755
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.     Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On November 5, 2013, Champions Oncology, Inc. (the “Company”) entered into new employment agreements with Joel Ackerman, the Chief Executive Officer of the Company, and Ronnie Morris, the President of the Company. The term of the Company’s prior employment agreements with Mr. Ackerman and Mr. Morris ended on October 31, 2013.

The Company’s new employment agreement with Mr. Ackerman provides for Mr. Ackerman’s continued employment as Chief Executive Officer, and provides further that his annual salary will be $325,000 per year. For the first year, compensation will consist of $108,000 in cash and the balance in the form of an option to purchase 215,000 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan. For the second year, compensation will consist of $216,000 in cash and the balance in stock options. For the third year, compensation will consist of $325,000 in cash. Mr. Ackerman will be eligible to receive an annual bonus, with a target of 50% of his annual salary upon achievement of the Company’s annual plan and a maximum payout of 75% of his annual salary, which bonus may be payable in cash or equity at the discretion of the Company’s board of directors. In addition, Mr. Ackerman will be granted (i) an option to purchase 1,500,000 shares of the Company’s common stock, subject to time-based vesting and (ii) an option to purchase 1,500,000 shares of the Company’s common stock, subject to performance-based vesting, both under the Company’s 2010 Equity Incentive Plan. Mr. Ackerman will not be entitled to receive severance upon his departure from the Company and has elected to waive any employee benefits offered by the Company. Mr. Ackerman’s employment is on an at-will basis. The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the employment agreement with Mr. Ackerman, which is attached to this Form 8-K as Exhibit 10.1, and incorporated herein by reference.

The Company’s new employment agreement with Mr. Morris provides for Mr. Morris’ continued employment as President of the Company and provides further that his annual salary will be $305,000 per year. For the first years, compensation will consist of $88,000 in cash and the balance in the form of an option to purchase 215,000 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan. For the second year, compensation will consist of $196,000 in cash and the balance in stock options. For the third year, compensation will consist of $305,000 in cash. Mr. Morris will be eligible to receive an annual bonus, with a target of 50% of his annual salary upon achievement of the Company’s annual plan and a maximum payout of 75% of his annual salary, which bonus may be payable in cash or equity at the discretion of the Company’s board of directors. In addition, Mr. Morris will be granted (i) an option to purchase 1,500,000 shares of the Company’s common stock, subject to time-based vesting and (ii) an option to purchase 1,500,000 shares of the Company’s common stock, subject to performance-based vesting, both under the Company’s 2010 Equity Incentive Plan. Mr. Morris will not be entitled to receive severance upon his departure from the Company and has elected to waive any employee benefits offered by the Company. Mr. Morris’ employment is on an at-will basis. The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the employment agreement with Mr. Morris, which is attached to this Form 8-K as Exhibit 10.2, and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Employment Agreement between Champions Oncology, Inc. and Joel Ackerman, effective as of November 5, 2013

10.2	Employment Agreement between Champions Oncology, Inc. and Ronnie Morris, effective as of November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: November 8, 2013	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer